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EXHIBIT 15

November 7, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 7, 2008, on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the "Company") for the three and nine month periods ended September 30, 2008 and September 30, 2007 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2008 is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-138812).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey

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  EXHIBIT 15